UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2017

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Annual Incentive Plan

On November 6, 2017, the Board of Directors (“Board”) of Protective Life Corporation (the “Company”) adopted the Protective Life Corporation Annual Incentive Plan (“AIP”).  Under the AIP, officers and key employees of the Company and its subsidiaries are eligible for annual cash incentive opportunities based upon the achievement of key annual goals that will enhance Company performance and shareowner value.  The Compensation and Management Succession Committee of the Board (the “Compensation Committee”) will designate the officers and key employees to participate in the AIP (“Participants”).

For each calendar year, the Compensation Committee will recommend for approval by the Board the performance objective or objectives that must be satisfied in order for Participants to be eligible to receive an incentive payment for that year.  The performance objectives established under the AIP shall be related to one of the following criteria, which may be determined solely by reference to the performance of the Company or a subsidiary or a division or business unit or based on comparative performance relative to other companies: net income; operating income; book value; embedded value or economic value added; return on equity, assets or invested capital; assets, sales or revenues or growth in assets, sales or revenues; efficiency or expense management; capital adequacy (including risk-based capital); investment returns or asset quality; completion of acquisitions, financings, or similar transactions; customer service metrics; the value of new business or sales; or such other reasonable criteria as the Compensation Committee may recommend and the Board may approve.  With respect to any Participant, the Compensation Committee may establish multiple performance objectives.

The AIP provides that the Compensation Committee will establish a target amount for each Participant and that Participants’ targeted amounts may be aggregated to create a pool to be allocated in the discretion of the Compensation Committee.  The Compensation Committee may establish the pool in respect of any performance objective based on the extent to which the objective is met or exceeded, or the extent to which objectives are only partially achieved.  The Compensation Committee may provide that amounts below or in excess of the aggregate of all Participant targets for such performance objective will be funded for performance in excess of, or at stated levels below, targeted performance.  The Compensation Committee may also establish a threshold level of achievement for any performance objective below which no amount shall be funded in respect of such performance objective.  Additionally, the Compensation Committee may, in its discretion, allocate the pool among divisions or business units, in which case the authorized manager of each division or business unit will then (i) make individual determinations regarding the contribution of each Participant in his or her respective division or business unit to the achievement of the overall stated performance objectives, and (ii) recommend, for approval by the Compensation Committee, the amount payable, if any, from such division or business unit allocation to each such Participant.

The Compensation Committee may delegate any and all of its duties and responsibilities (including the selection of Participants) in respect of any Participants (other than the Executive Chairman, President and Chief Executive Officer and all members of the Company’s Performance and Accountability Committee) to a committee of officers comprised of the President and Chief Executive Officer and any two or more of certain specified Company officers.

Unless the Compensation Committee otherwise determines to pay the Participant a greater amount, if a Participant’s employment terminates due to death, disability or normal or early retirement under the terms of the Company’s qualified pension plan, the Participant shall receive an annual incentive payment equal to the amount the Participant would have received if the Participant had remained employed through the end of the year, pro-rated based on the number of days that elapsed during the year in which the termination occurs.  Except as provided in the prior sentence, unless the Compensation Committee shall determine to authorize a payment, no amount shall be payable to a Participant as an annual incentive award unless the Participant is still an employee of the Company or one of its subsidiaries on the date payment is made or such earlier date as the Compensation Committee may specify.

The AIP is effective with respect to the calendar year beginning January 1, 2018, and will continue in effect until otherwise amended or terminated by the Board.

The foregoing description of the AIP is not complete and is qualified in its entirety by reference to the full text of the AIP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Adoption of Long-Term Incentive Plan

On November 6, 2017, the Board adopted the Protective Life Corporation Long-Term Incentive Plan (“LTIP”).  Under the LTIP, employees of the Company and its subsidiaries are eligible to receive three types of incentive awards (collectively, “Awards”):

•                                          “Performance Unit,” an Award which becomes vested and non-forfeitable upon the attainment, in whole or in part, of performance objectives, determined by the Compensation Committee, during an award period, and which is payable in cash based amounts set by the Compensation Committee.

•                                          “Restricted Unit,” an Award which becomes vested and non-forfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Compensation Committee, and which is payable in cash based on the Company’s “Tangible Book Value Per Unit,” as defined in the LTIP.

•                                          “Parent-Based Award,” a cash-denominated Award based on the value of the common stock of the Company’s sole stockholder, Dai-ichi Life Holdings, Inc. (the “Parent”) or its successor over the life of the Award.

Under the LTIP, the Compensation Committee shall select the eligible participants (“LTIP Participants”), the number of Awards each LTIP Participant will be granted, and the performance criteria (if any) for each Award.  In the case of Performance Units, the performance objectives shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a division or subsidiary or based on comparative performance relative to other companies: (i) pre-tax and/or after-tax adjusted operating income, operating earnings, net income, operating income, book value, embedded value or economic value added of the Company or a subsidiary, division or business unit (including measures on a per share basis) or the accumulated earnings of any of the foregoing, (ii) return on equity, assets or invested capital, (iii) assets, sales or revenues, or growth in assets, sales or revenues, of the Company or a subsidiary, division or business unit, (iv) efficiency or expense management (such as unit cost), (v) risk management or third-party ratings, (vi) capital adequacy (including risk-based capital), (vii) investment returns or asset quality, (viii) premium income or earned premium, (ix) value of new business or sales, (x) negotiation or completion of acquisitions, financings or similar transactions, (xi) customer service metrics, and (xii) such other reasonable criteria as the Compensation Committee may determine.  The Compensation Committee may change the performance objectives applicable with respect to any Performance Units to reflect such factors, including changes in a LTIP Participant’s duties or responsibilities or changes in business objectives, as the Compensation Committee shall deem necessary or appropriate.

The Compensation Committee may delegate any and all of its authority (including the selection of LTIP Participants) with respect to any LTIP Participants (other than the Executive Chairman, President and Chief Executive Officer and Performance and Accountability Committee members) to a committee comprised of the President and Chief Executive Officer and any two or more of certain officers listed in the LTIP.

The LTIP provides for special payouts of Awards upon certain change of control transactions of the Company as defined in the LTIP.  In addition, in the case of Parent-Based Units, the payouts will occur upon a change of control of the Parent.

The LTIP provides that upon a termination of a LTIP Participant’s employment due to death, disability, or normal retirement, all Restricted Units and Parent-Based Awards will become fully vested and, unless the Compensation Committee determines to provide for treatment that is more favorable to a Participant, all Performance Units will vest pro rata based on the LTIP Participant’s period of employment during the award period relative to the total length of the award period.  The LTIP has special vesting provisions for the Awards upon a termination of employment due to early retirement and special vesting and payment provisions for termination after a major divestiture or reduction in force by the Company.  In the case of a termination “for cause” (as defined in the LTIP), all vested and unvested Awards are forfeited.  Otherwise, unvested amounts generally are forfeited upon termination of employment.

The LTIP is effective with respect to the calendar year beginning January 1, 2018, and will continue in effect until otherwise amended or terminated by the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

10.1	Protective Life Corporation Annual Incentive Plan

10.2	Protective Life Corporation Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer and Controller

Dated: November 13, 2017